                                                                    EXHIBIT 10.2


                           SHARE PURCHASE AGREEMENT

                                    BETWEEN

                           LML PAYMENT SYSTEMS INC.

                                      AND

                               PHOENIX EPS, INC.

                               ROBERT E. PEYTON

                              JOSEPH M. BANDIERA

                               PETER D. STENHJEM

                                  MADE AS OF

                                 JULY 9, 2000

                           SHARE PURCHASE AGREEMENT
                           ------------------------


THIS AGREEMENT made as of July 9, 2000


BETWEEN:

               LML Payment Systems Inc., a corporation continued under the laws of the Yukon

               (the "Purchaser"),

AND:

               Phoenix EPS, Inc., an Arizona corporation incorporated under the laws of the State of Arizona

               (the "Corporation"),

AND:

               Robert E. Peyton, of the City of Scottsdale, in the State of Arizona

               ("Peyton")

               Joseph M. Bandiera, of the City of Peoria, in the State of Arizona

               ("Bandiera")

               Peter D. Stenhjem, of the City of Tempe, in the State of Arizona

               ("Stenhjem")


               (Peyton, Bandiera and Stenhjem are hereinafter referred to collectively as the "Vendors"),


WHEREAS:

A. The Vendors are the beneficial and registered owners of the Shares, being all the issued and outstanding common shares of the capital stock of the Corporation; and

B. The Vendors desire to sell and the Purchaser desires to purchase the Shares upon and subject to the terms and conditions hereinafter set forth; and

C. For federal income tax purposes, it is the intent of the parties that the acquisition of the Shares contemplated hereby qualify as a reorganization under Section 368(a)(1)(B) of the Code.


          NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained (and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree as follows:


                          ARTICLE 1 - INTERPRETATION
                          --------------------------

 1.1      Definitions
          -----------

          In this Agreement, unless something in the subject matter or context is inconsistent therewith:

     (a)  "1933 Act" has the meaning set out in Section 3.1(vv)(ii);

     (b) "Abco" means Abco Markets, Inc., a corporation incorporated under the laws of the State of Arizona;

     (c) "Agreement" means this agreement and all amendments made hereto by written agreement between the Vendors and the Purchaser;

     (d) "Balance Sheet" means the balance sheet of the Corporation as of the date or period in question;

     (e)  "Balance Sheet Date" means December 31, 1999;

     (f) "Business" means the business of the Corporation as it exists from time to time;

     (g) "Business Day" means a day other than a Saturday, Sunday or bank holiday in the State of Arizona;

     (h) "Certain Public Documents" means the documents referred to in Section 3.1(vv)(xi) and copies of which are attached as Schedule 3.1(vv)(xi);

     (i) "Closing" means the closing of all the transactions contemplated in this Agreement at the Time of Closing on the Closing Date which shall be effected by the deposit by the parties hereto of all documents required to be delivered in order to effect such Closing pursuant to the provisions hereof, whereupon the Closing shall have occurred and the respective documents thus tabled will be delivered to the respective parties and third parties, if any, in accordance with a closing agenda to be mutually agreed upon by the Purchaser Counsel and the Vendor's Counsel before the Time of Closing;

     (j) "Closing Date" means July 9, 2000 or such other date as may be agreed to in writing between the Vendors and the Purchaser;

     (k) "Code" means the Internal Revenue Code of the United States of America and all amendments thereto from time to time;

     (l)  "Corporation" means Phoenix EPS, Inc., an Arizona corporation;

     (m) "Costbook System Software" means the Costbook System software purchased and owned by the Corporation, the source code of which is in the possession of the Corporation and the Software Licensees and the executable code of which is stored in the main frame computer of Abco;

     (n)  "Employees" has the meaning set out in Section 5.4(a);

     (o) "Encumbrance" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever;

     (p) "Environmental Laws" means any and all state, federal, and local statutes, regulations and ordinances relating to the protection of human health and the environment, including without limitation the Federal Comprehensive Environmental Response, Compensation, the Liability Act and the Toxic Substances Control Act and the Resource Conservation and Recovery Act;

     (q)  "ERISA" has the meaning set out in Section 5.4(c);

     (r)  "Financial Statements" has the meaning set out in Section 3.1(k);

     (s) "Hazardous Material" means any hazardous or toxic substance, material, or waste, including, but not limited to those substances, materials, pollutants, contaminants and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. (S) 172.101) or by the United States Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302 and amendments thereto), petroleum products (as defined in Title I to the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6991-6991(i)) and their derivatives;

     (t)  "Intellectual Property" has the meaning set out in Section 3.1(p);

     (u)  "Interim Financial Statements" has the meaning set out in Section
          3.1(l);

     (v) "Interim Balance Sheet" means the balance sheet of the Corporation as at the Interim Balance Sheet Date;

     (w)  "Interim Balance Sheet Date" means July 3, 2000;

     (x) "Knowledge of the Vendors"/"Knowledge of the Purchaser", as the case may be, means with respect to the existence or absence of facts, that none of the Vendors have had or the Purchaser has had come to their or its attention any information which would give them or it actual knowledge of the existence or absence of such facts and that they or it have not undertaken any independent investigation to determine the existence or absence of such facts;

     (y) "LML Share Closing Value" means the closing offering price for the purchase of an LML Share as reported on NASDAQ on the Business Day immediately before the Closing;

     (z) "LML Share" means one voting common share without par value of the capital stock of the Purchaser;

     (aa) "Losses" has the meaning set out in Section 6.1;

     (bb) "NASDAQ" means the National Association of Security Dealer Automated Quotation System;

     (cc) "Material Acquisitions" means, collectively, the direct and indirect acquisitions made by the Purchaser pursuant to that certain Asset Purchase Agreement dated March 11, 1998 and made among the Purchaser, ChequeMARK Holdings, Inc., ChequeMARK Inc. and ChequeMARK Technologies Corporation, that certain Patent Purchase Agreement dated March 11, 1998 and made among the Purchaser, ChequeMARK Holdings, Inc., ChequeMARK Patent Inc, Robert R. Hills and Henry R. Nichols, that certain Share Purchase Agreement dated as of November 30, 1999 and made among the Purchaser, Wayne G. Basler, Peter Bendor-Samuel, Gary
          G. Miller and W. Harwood Runner and that certain Share Purchase Agreement dated as of January 4, 2000 and made among CFDC Holdings Corp., Lawrence I. Oeding, Frank L. Carney and Paul J. Mohr;

     (dd) "Material Contracts" has the meaning set out in Section 3.1(w);

     (ee) "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, limited partnership, governmental authority or other entity;

     (ff) "Piggyback Registration" has the meaning set out in Section 5.2(a);

     (gg) "Public Documents" has the meaning set out in Section 3.1(vv)(xi);

     (hh)  "Purchase Price" has the meaning set out in Section 2.1(a);

     (ii) "Purchaser Counsel" means, collectively, in Canada, McCarthy Tetrault of Vancouver, British Columbia, and Austing, Fendrick, Fairman & Parkkari of Whitehorse, Yukon Territory, and in the United States of America, Munsch, Hardt Kopf & Harr, P.C. of Dallas, Texas;

     (jj)  "Real Property" has the meaning set out in Section 3.1(aa);

     (kk) "REPS Software" means the Retail Electronic Payment Systems software developed and owned by the Corporation, the source code of which is in the possession of the Corporation and the Software Licensees and the executable code of which is stored in the main frame computers of Abco;

     (ll)  "Registrable Securities" has the meaning set out in Section 5.2(a);

     (mm)  "Registration Statement" has the meaning set out in Section 5.2(a);

     (nn)  "Restricted Securities" has the meaning set out in Section
           3.1(vv)(i);

     (oo) "Rule 144" means Rule 144 of the 1933 Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC;

     (pp)  "SEC" has the meaning set out in Section 3.1(vv)(vi);

     (qq) "Shares" means 100% of the issued and outstanding common shares with a par value of $1.00 each of the capital stock of the Corporation;

     (rr) "Sharing Percentages" means for Peyton, 80%, for Bandiera, 10%, and for Stenhjem, 10%;

     (ss) "Software" means, collectively, all computer software designed and being developed which is owned by the Corporation or licensed to be used by the Corporation;

     (tt) "Software Licensees" means all licensees, respectively, of the Costbook Software or the REPS Software;

     (uu) "Time of Closing" means 9:00 o'clock in the morning (Phoenix Time) on the Closing Date; and

     (vv) "Vendors' Counsel" means Ehmann & Hiller, P.C. of Phoenix, Arizona, legal counsel for the Vendors and the Corporation.

 1.2       Headings
           --------

          The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

 1.3      Extended Meanings
          -----------------

          In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

 1.4      Accounting Principles
          ---------------------

          Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles in the United States of America from time to time approved by the American Institute of Certified Public Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

 1.5      Currency
          --------

          All references to currency herein are to lawful money of the United States of America.

 1.6      Schedules
          ---------

          The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

          Schedule 3.1(f)         Rights Attached to the Shares
          Schedule 3.1(g)         Encumbrances in the Shares
          Schedule 3.1(k)         Financial Statements
          Schedule 3.1(n)         Changes Since Balance Sheet Date
          Schedule 3.1(o)         Liens and Encumbrances
          Schedule 3.1(p)         Intellectual Property
          Schedule 3.1(r)         Capital Expenditures
          Schedule 3.1(s)         Dividends Declared
          Schedule 3.1(u)         Tax Returns
          Schedule 3.1(w)         Material Contracts
          Schedule 3.1(dd)        Royalty, License Fee, Management Fee
          Schedule 3.1(ee)        Employees

          Schedule 3.1(ff)         Employee Benefit Plans
          Schedule 3.1(ii)         Employee Payments Out of the Ordinary Course
          Schedule 3.1(nn)         Legal Actions
          Schedule 3.1(qq)         Jurisdictions of Business, Permits, and
                                   Licenses
          Schedule 3.1(rr)         Breaches of Applicable Laws
          Schedule 3.1(uu)         Insurance Policies
          Schedule 3.1(vv)(x)      B.C. Initial Trade Report
          Schedule 3.1(vv)(xi)     Certain Public Documents
          Schedule 4.2(a)(vi)      Opinion of Vendors' Counsel
          Schedule 4.2(a)(vii)A    Employment Agreement of Peyton
          Schedule 4.2(a)(vii)B    Employment Agreement of Bandiera
          Schedule 4.2(a)(xii)C    Employment Agreement of Stenhjem
          Schedule 4.2(a)(xi)      Releases
          Schedule 4.3(a)(iii)     Opinion of Purchaser's Counsel in the Yukon
                                   Territory


                         ARTICLE 2 - PURCHASE AND SALE
                         -----------------------------

 2.1      Purchase and Sale and Purchase Price
          ------------------------------------

     (a) The Vendors shall sell the Shares to the Purchaser and the Purchaser shall purchase the Shares from the Vendors, free and clear of any liens, claims, charges and encumbrances whatsoever (except those imposed by this Agreement or securities laws generally), for a total purchase price of Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Purchase Price").

     (b) The Purchase Price shall be paid and satisfied by issuance to each of the Vendors on Closing in the amount of their respective Sharing Percentages of that number of LML Shares calculated as the product, rounded down to the nearest whole number, of dividing (x) four million five hundred thousand dollars ($4,500,000) by (y) the LML Share Closing Value. No fractional LML Shares will be issued.

     (c) Subject to the provisions of this Agreement, each of the Vendors, on the one hand, and the Purchaser, on the other hand, shall use its best efforts to cause the acquisition of the Shares contemplated hereby to be treated as a reorganization within the meaning of Section 368(a)(1)(B) of the Code. From and after the Closing, the Purchaser shall cause the Corporation to comply with all applicable reporting requirements under Section 367(a) of the Code. In the absence of a separate document reflecting such, this document shall be construed as a "plan of reorganization" between the Vendors, the Corporations and the Purchaser as contemplated in Section 368(a) (i) (B) of the Code.

                  ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------

 3.1      Vendors' Representations and Warranties
          ---------------------------------------

          The Vendors, jointly and severally, represent and warrant to the Purchaser that the following representations and warranties are true as of the date hereof and will be true as of the Time of Closing:

     (a) the Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Arizona with the corporate power to own its assets and to carry on the Business and has made all necessary filings under all applicable corporate, securities and taxation laws or any other laws to which the Corporation is subject;

     (b) the Corporation is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the nature of the Business or the location of its assets requires such qualification;

     (c) the Corporation is duly authorized and licensed and has all licenses, franchises, permits and other governmental authorizations required under all applicable laws, regulations, ordinances and orders of public authorities to own, lease and operate its assets and to carry on the Business in the places and in the manner as now conducted;

     (d) the Vendors have delivered to the Purchaser or its representatives complete and correct copies of the following documents relating to the corporate existence of the Corporation:

          (i) the Articles of Incorporation and Bylaws of the Corporation, including all amendments and restatements thereof, as in effect on the date hereof;

          (ii)   the stock records of the Corporation;

          (iii) the minutes and other records of the meetings and other proceedings of the shareholders and directors of the Corporation since the date of their incorporation which accurately disclose all material corporate actions relating to the allotment, issuance, repurchase, redemption, surrender and cancellation or other actions pertaining to the shares of the capital stock of the Corporation; and

          (iv) copy of a certificate of good standing for the Corporation for each jurisdiction in which the nature of the Business or the location of its assets requires qualification;

     (e) the entire authorized capital stock of the Corporation consists of 10,000 Common Shares with a par value of $1.00 each, of which only 100 have been validly issued and are outstanding as fully paid and non-assessable to the Vendors in accordance with their Sharing Percentages;

     (f) the rights, privileges, restrictions and conditions attached to the Shares are as set out in Schedule 31 attached hereto, and except as provided in Schedule 3.1(f), no person is entitled to any preemptive right or right of first refusal with respect to the Shares who has not waived such right. There are no outstanding preemptive rights, options, warrants, conversion rights, agreements or other rights to purchase any of the authorized but unissued stock of the Corporation other than those identified herein or issued, reserved or committed to be issued pursuant to this Agreement;

     (g) except as set out in Schedule 3.1(g) each of the Vendors is the beneficial and registered owner of the number of Shares shown adjacent to his name in the following table free and clear of all liens, charges, encumbrances and any other rights of others:

                Name of Vendor          Number of Shares
                --------------          ----------------

                Peyton                         80

                Bandiera                       10

                Stenhjem                       10

          and there are no other equity interests of the Corporation issued or outstanding;

     (h) each of the Vendors has good and sufficient power, authority and right to enter into and deliver this Agreement and to transfer the legal and beneficial title and ownership of the Shares registered in their respective names to the Purchaser and the Shares when sold and delivered in accordance with the terms of this Agreement against payment therefore, will be duly and validly issued, fully paid, non-assessable and free and clear of all liens, charges, encumbrances and any other rights of others;

     (i) there is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon:

          (i) the Vendors to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Shares other than pursuant to the provisions of this Agreement; or

          (ii) the Corporation to allot or issue any of the authorized but unissued shares of the Corporation or to create any additional class of shares;

     (j) neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by the Vendors or by the Corporation will result in the violation of:

          (i) any of the provisions of the articles of incorporation or bylaws of the Corporation;

          (ii) any agreement or other instrument to which the Corporation is a party or by which the Corporation is bound which will not be terminated as of the Closing Date, or

          (iii)  any applicable law, rule or regulation;

     (k) the audited financial statements of the Corporation, consisting of the Balance Sheets and statements of operations, and statements of cash flow for the fiscal periods ended on December 31, 1998 and on the Balance Sheet Date, together with the report of Henry A. Liem, P.C., certified public accountants, thereon (hereinafter collectively referred to as the "Financial Statements"), copies of which are attached hereto as Schedule 3.1(k):

          (i) are in accordance with the books and accounts of the Corporation as at respectively, December 31, 1998 and the Balance Sheet Date;

          (ii) are true and correct and present fairly the financial position of the Corporation as at respectively, December 31, 1998 and the Balance Sheet Date; and

          (iii) present fairly all of the assets and liabilities of the Corporation as at respectively, December 31, 1998 and the Balance Sheet Date including, without limiting the generality of the foregoing, all contingent liabilities of the Corporation as at respectively, December 31, 1998 and the Balance Sheet Date;

     (l) the unaudited financial statements of the Corporation, consisting of the Interim Balance Sheet, Statement of Operations and Statement of Cash Flow for the period ended on the Interim Balance Sheet Date (hereinafter collectively referred to as the "Interim Financial Statements"), which will not be available until after the Closing:

          (i) will be prepared in accordance with the books and accounts of the Corporation as at the Interim Balance Sheet Date:

          (ii) will be true and correct and present fairly the financial position of the Corporation as at the Interim Balance Sheet Date;

          (iii) will be prepared in accordance with generally accepted accounting principles consistently applied; and

          (iv) will present fairly all of the assets and liabilities of the Corporation as at the Interim Balance Sheet Date including, without limiting the generality of the foregoing, all contingent liabilities of the Corporation as at the Interim Balance Sheet Date;

     (m) since the Balance Sheet Date, there has been no material adverse change in the assets, liabilities or financial position of the Corporation including, without limitation the business, prospects, operations or condition of the Corporation, financial or otherwise, whether arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labour dispute, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, except changes occurring in the usual and ordinary course of business which have not materially and adversely affected the affairs, business, prospects, operations or condition of the Corporation, financial or otherwise other than any distribution made in accordance with Section 5.6;

     (n) since the Balance Sheet Date, except as set forth in Schedule 3.1(n), the Business has been carried on in its usual and ordinary course and the Corporation has not entered into any transaction out of the usual and ordinary course of the Business other than any distribution made in accordance with Section 5.6;

     (o) the Corporation is the owner with a good and marketable title, free and clear of all liens, charges, encumbrances and any other rights of others, of all assets of the Corporation shown or reflected on the Balance Sheet and listed in Schedule 3.1(o), except (as noted in such Schedule 3.1(o)) for (A) such of the assets of the Corporation as have been disposed of in the usual and ordinary course of business since the Balance Sheet Date, (B) assets being leased, (C) liens which are to be released by the Closing Date or which are not listed in such
          Schedule 31 because they (i) are not substantial in character amount or extent, and do not materially detract from the value of the assets subject thereto, (ii) do not materially interfere with either the present or intended use of such assets, and (iii) do not, individually or in the aggregate, materially interfere with the conduct of the Business;

     (p)  Intellectual Property Representations and Warranties:

          (i) Except as shown on Schedule 3.1(p), no patents, copyrights or trademarks or domain names (whether registered or unregistered) of the Vendors or the Corporation are used in connection with the Business as of the date hereof and no patent, copyright or trademark applications or registrations have been filed or are pending as of the date hereof;

          (ii) Schedule 31 hereto lists and contains a complete and correct description of all patents, patent applications, copyrights, copyright applications and registrations, domain names, trade-names, industrial designs, domestic or foreign, (whether registered or unregistered), and all trade secrets, know-how, inventions, Software, including, without limitation, the REPS Software and the Costbook System Software and other intellectual property owned or used by the Corporation relating to the operation of or used in connection with the Business and which are hereinafter collectively called the "Intellectual Property" and, to the Knowledge of the Vendors as reflected on
                 Schedule 3.1(p), are either validly licensed for all uses to which they are put by the Corporation or are validly and beneficially owned, by the Corporation and are, to the extent indicated in such Schedule 31 duly registered in the United States Patent and Trademark Office except as reflected in
                 Schedule 3.1(p);

          (iii) The Vendor has good and valid title in the United States of America to and has the sole and exclusive right to use in the United States of America and is the sole and exclusive owner of all right, title and interest in the United States of America in and to the Intellectual Property free and clear of any and all Encumbrances except as shown in Schedule 3.1(p). The Corporation has the exclusive right to use all of the Intellectual Property and has not granted any license or other rights to any other Person in respect of the Intellectual Property except as shown in Schedule 3.1(p). The terms and conditions attaching to the Intellectual Property and the Corporation's use thereof shall not be affected by the completion of the transaction contemplated hereunder;

          (iv) To the Knowledge of the Vendors, there are no restrictions on the ability of the Corporation to use and exploit all rights in the Intellectual Property in the United States of America except as set out in Schedule 3.1(p);

          (v) To the Knowledge of the Vendors, the conduct of the Business and the use of the Intellectual Property does not infringe, and neither the Vendors nor any of them nor the Corporation has received any notice, complaint, threat or claim alleging infringement of, or adverse ownership of, any patent, trademark, trade-name, copyright, domain name, industrial design, trade secret or any other intellectual property or proprietary right of any other Person;

          (vi) Except as set out in Schedule 3.1(p), all copies of the source codes of the REPS Software and the Costbook System Software are kept securely in the possession of the Corporation and no one other than authorized personnel of the Corporation has access to such source codes. The only copies of the executable code of the REPS Software and the Costbook System Software are stored in the computer hardware of Abco;

          (vii) The REPS Software does not contain any confidential information of Abco; and

          (viii) except as described in Schedule 3.1(p), the REPS Software and the Costbook System Software do not contain any protection feature designed to prevent copying, or intentionally to prevent the use thereof and without limiting the generality of the foregoing, no portion thereof contains "back door", "time bomb", "Trojan Horse" or other computer software routines or computer hardware components which are designed to prevent unauthorized access, to disable or erase software or data, or to perform like actions;

     (q) no outstanding orders, notices or similar requirements relating to the Corporation issued by any building, environmental, fire, health, labour or police authorities or from any other similar federal, state or municipal authority and there are no matters under discussion with any such authorities relating to orders, notices or similar requirements;

     (r) except as set out in Schedule 3.1(r), no single capital expenditure in excess of $10,000 or capital expenditures in the aggregate in excess of $50,000 have been made or authorized by the Corporation since the Balance Sheet Date;

     (s) except as disclosed on Schedule 3.1(s), no dividends have been declared or paid on or in respect of the Shares and no other distribution on any of its securities or shares has been made by the Corporation since the Balance Sheet Date and all dividends which to the date hereof have been declared or paid by the Corporation have been duly and validly declared or paid;

     (t) the Corporation has no liability, obligation or commitment for the payment of income taxes, corporation taxes or any other taxes or duties of whatever nature or kind, or interest or penalties with respect thereto in excess of One Thousand Dollars ($1,000.00), except such as are disclosed in the Financial Statements or such taxes or duties not yet due and payable as have arisen since the Balance Sheet Date in the usual and ordinary course of business and for which adequate provision in the accounts of the Corporation has been made, and neither the Vendors nor the Corporation are in arrears with respect to any required withholdings or installment payments of any tax or duty of any kind and has not filed any waiver for a taxation year of the Corporation under the Code or any other legislation imposing tax on the Corporation;

     (u) the tax returns of the Corporation as disclosed in Schedule 3.1(u) attached hereto are true and complete in all material respects;

     (v) there are no outstanding liabilities against the Corporation which could be reasonably expected to have a material adverse effect on the Corporation;

     (w) the Corporation is not a party to any contract or commitment (i) outside the usual and ordinary course of business (ii) extending for a period of time longer than three (3) months and not cancellable without penalty or (iii) involving expenditures by the Corporation in the aggregate in excess of $5,000, except such contracts or commitments as are listed in Schedule 3.1(w) attached hereto (collectively, the "Material Contracts") and the Material Contracts include all licenses of Intellectual Property to which the Corporation is licensor or licensee;

     (x) all such Material Contracts are in good standing and in full force and effect and the Corporation is not in default or breach of any Material Contract to which it is a party and there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute such a default or breach so that the Corporation is entitled to all material benefits under the Material Contract to which it is a party;

     (y) the Corporation is not a party to or bound by any guarantee, indemnification, surety or similar obligation;

     (z) the Corporation does not own and has not owned any real property nor is it or has it been a party to any lease or agreement in the nature of a lease for real property, whether as lessor or lessee;

     (aa) Environmental Representations and Warranties of the Vendors:

          (i)  to the Knowledge of the Vendors:

               A. all activities of the Corporation with respect to real property now or formerly owned, leased or used by the Corporation (collectively, "Real Property") have been and are being conducted in material compliance with all federal, state and local statutes, ordinances, rules, regulations and orders, as well as all requirements of common law concerning those activities, repairs or construction of any improvements, manufacturing processing and/or handling of any materials, and discharges to the air, soil, surface water or groundwater;

               B. there has been no release or presence of any Hazardous Materials on, in, from or onto the Real Property;

               C. the Corporation has not generated, manufactured, refined, transported, stored, handled, disposed of or released any Hazardous Material on the Real Property;

               D. the Corporation has obtained all approvals and caused all notifications to be made with respect to the Real Property as required by Environmental Laws, if any;

               E. the Corporation has delivered to the Purchaser a true and complete list of all registrations with, licenses from, or permits issued by governmental agencies or authorities material to the operations of the Business pursuant to environmental, health and safety laws, and all such registrations, licenses or permits are in full force and effect;

               F. the Corporation has not received any written notice of any violation of any Environmental Laws with respect to the Real Property;

               G. no action has been commenced or threatened regarding the Corporation's compliance with any Environmental Laws with respect to the Real Property;

               H. no tanks used for the storage of any Hazardous Material above or below ground are present or to the Knowledge of the Vendors were at any time present on or about the Real Property;

               I. no action has been commenced or threatened regarding the presence of any Hazardous Material on or about the Real Property;

               J. no Hazardous Materials are present in any medium in the operations of the Business and/or at the Real Property in such a manner as requires investigation or remediation under any applicable law;

               K. no polychlorinated biphenyls or substances containing polychlorinated biphenyls are present on the Real Property; and

               L. no friable asbestos is present in the operations of the Business and/or the Real Property;

          (ii) the Corporation has not released or waived the liability of any previous owner, lessee, or operator of the Real Property or any party who may be potentially responsible for the presence or removal of Hazardous Material on or about the Real Property and has any indemnification obligation regarding Hazardous Material with respect to the Real Property to any party;

     (bb) the Corporation has no subsidiaries and no agreements, options or commitments to acquire any shares or securities of any corporation or other entity or partnership or to acquire or lease any business operations, real property or assets;

     (cc) there is no unexpired agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Corporation of the Business or any of its assets other than in the usual and ordinary course of business;

     (dd) except as set out in Schedule 3.1(dd), the Corporation is not a party to or bound by any contract or commitment to pay any royalty, license fee or management fee;

     (ee) the Corporation has no written or unwritten employment contract with any person whomsoever except as set out in Schedule 3.1(ee) and
           Schedule 3.1(ee) contains a list of all employees of the Corporation and truly and correctly sets out the date of birth, annual salary, car allowance, holiday entitlement, position and hire date of each of the employees of the Corporation;

     (ff) except for such agreements and plans as are listed in Schedule 3.1(ff) attached hereto and copies of which are attached to such
           Schedule 31 as exhibits, the Corporation is not bound by or a party to:

           (i)   any collective bargaining agreement, or

           (ii) any health, dental, life and disability insurance, retirement, pension, bonus, profit-sharing or similar plan or incentive management or deferred compensation plan of any kind whatsoever or any benefit plan including, without limitation maintained by or on behalf of the Corporation for any of its employees;

     (gg) all benefit plans listed in Schedule 3.1(ff) have been duly registered where required by, and are in good standing under, all applicable legislation and all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof of the plans and no past service funding liabilities exist thereunder;

     (hh) no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent:

           (i) holds bargaining rights with respect to any of the Corporation's employees by way of certification, interim certification, voluntary recognition, designation, successor rights or other means,

           (ii) has applied to be certified as the bargaining agent of any of the Corporation's employees, or

           (iii) has applied to have the Corporation declared a related employer pursuant to any law which would allow it to hold bargaining rights with respect to any of the Corporation's employees;

     (ii) except as disclosed in Schedule 3.1(ii), and except for remuneration paid to employees in the usual and ordinary course of business including, without limitation, holiday or other bonus remuneration or severance payments and made at current rates of remuneration, no payments have been made or authorized since the Balance Sheet Date by the Corporation, to officers, directors or employees of the Corporation and all vacation pay for employees of the Corporation is properly reflected in the books and accounts of the Corporation;

     (jj) except as disclosed in Schedule 3.1(nn), there are no outstanding, threatened or pending actions, claims, grievances or proceedings pertaining to the Business pursuant to any taxation, health, employment or other law relating to employees or independent contractors;

     (kk) the Corporation has made or paid all payments, premiums, assessments, penalties and/or remittances in a timely fashion in respect of its employees;

     (ll) to the Knowledge of the Vendors, there are no actual or threatened or pending organizing activities of any trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent or any actual, or, threatened or pending unfair labour practice complaints pertaining to the Business, nor have there been any such activities or complaints within the last five years;

     (mm) no current or former director, officer, shareholder, employee or consultant of the Corporation or any other person who may be deemed to be not dealing at arm's length with the Corporation is indebted to the Corporation;

     (nn) none of the Vendors has received notice of any actions, suits or proceedings (whether or not purportedly on behalf of the Corporation) pending or threatened against or adversely affecting, or which could adversely affect, the Corporation or any of its assets before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether or not insured, including without limitation, any claim, litigation or liabilities in any way relating to the Fair Credit Reporting Act, any federal or state equal employment opportunity law or any other law, and which might involve the possibility of any judgment or liability against the Corporation, except such actions, suits or proceedings as are disclosed in
           Schedule 3.1(nn) attached hereto, and to the Knowledge of the Vendors, the Corporation has not been operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, foreign or domestic;

     (oo) there are no outstanding or unsatisfied judgements against the Vendors or the Corporation;

     (pp) none of the Vendors has filed for bankruptcy protection under United States bankruptcy laws nor, to the Knowledge of the Vendors, do they know of any circumstances which might reasonably lead any of them to seek such protection during the period of ninety (90) days after the Closing;

     (qq) the Corporation is not doing business in any jurisdiction other than those set out in Schedule 3.1(qq);

     (rr) the Corporation has complied with all applicable laws, rules, regulations, notices, approvals and orders of the United States of America and of the jurisdictions stated in Schedule 3.1(qq) and all municipalities thereof in which the Business is carried on, the non-compliance with which could be reasonably expected to have a material adverse effect on the Corporation and the Corporation has not received notice of the breach of any such laws, rules, regulations, notices, approvals or orders and is not in breach of any such laws, rules, regulations, notices, approvals or orders, except as specified in Schedule 3.1(rr);

     (ss) to the Knowledge of the Vendors, (A) the Corporation is duly licensed, registered or qualified, and duly possess all permits, in the jurisdictions stated in Schedule 3.1(qq) and all municipalities thereof in which the Corporation carries on its business to enable the Business to be carried on as now conducted and its assets to be owned, leased and operated, except as specified in Schedule 3.1(ss) and (B) all such licenses, registrations, qualifications and permits are listed in Schedule 3.1(qq) and are valid and subsisting and in good standing and none of the same contains or is subject to any term, provision, condition or limitation which has or may have a material adverse effect on the operation of the Business;

     (tt) to the Knowledge of the Vendors, the operation of the Corporation on any lands from which it conducts the operations of the Business is not in contravention of any restriction or limitation applicable to such lands and is not in contravention of any law or regulation or of any decree or order of any court or other body having jurisdiction;

     (uu) attached hereto as Schedule 3.1(uu) is a true and complete list of all insurance policies maintained by the Corporation that also specifies the insurer, the amount of the coverage, the type of insurance, the policy number and any pending claims thereunder;

     (vv) Investment Representations and Covenants Regarding U.S. and British Columbia Securities Law:

           (i) the Vendors acknowledge that this Agreement is made by the Purchaser with the Vendors in reliance upon the representations and warranties made by the Vendors in this Section 3.1(vv). The Vendors represent that the LML Shares issued by the Purchaser to the Vendors pursuant to this Agreement will be acquired by the Vendors for investment for their own accounts, not as nominees or agents, and not with a view to the sale or distribution of any part thereof, and that they have no present intention of selling, transferring, pledging or granting any participation in or otherwise distributing same. The Vendors further represent that they do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, pledge or grant participation to such person or to any third person, with respect to any such LML Shares received by them (collectively, "Restricted Securities");

          (ii) the Vendors understand and acknowledge that the issuance of the Restricted Securities will not be registered under the Securities Act of 1933 of the United States of America, as amended (the "1933 Act") or any other applicable federal or state securities laws on the ground that the sale of the Restricted Securities as provided for in this Agreement are exempt pursuant to Section 4(2) of the 1933 Act, and that the reliance of the Purchaser on such exemption is predicated on the accuracy and truthfulness of the representations made by the Vendors herein and the Vendors hereby consent to such reliance;

          (iii) the Vendors covenant that in no event will they make any disposition of any Restricted Securities, except in accordance with applicable United States federal and state securities laws and the rules and regulations promulgated thereunder and with applicable securities laws of British Columbia, and they agree that the Purchaser may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to Purchaser of such satisfactory evidence as reasonably may be required by the Purchaser that such legend or stop transfer orders are not required to ensure compliance with the 1933 Act;

          (iv) the Vendors represent that they, alone or with their advisor, have knowledge and experience in financial and business matters, that they, alone or with their advisor, are capable of evaluating the merits and risks of their investment in the Purchaser, and that they have the ability to bear the economic risks of the investments, and that at the present time they are each able to afford a complete loss of their investment and that no guarantees have been or can be made by the Purchaser or any of its representatives respecting the future value, if any, of the Restricted Securities or the profitability or success of the business of the Purchaser and no assurances are or have been made concerning the dividend or distribution by the Purchaser of cash to its shareholders;

          (v) the Vendors acknowledge and understand that the Restricted Securities must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available, and, subject to the provisions of this Section 3.1(vv) and Section 5.2, that the Purchaser is under no obligation to register the Restricted Securities for sale by the Vendors;

          (vi) the Vendors acknowledge that they are familiar with Rule 144 promulgated under the 1933 Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Vendors understand that before Restricted Securities may be sold under Rule 144 as currently in effect, the following conditions must be fulfilled, except as otherwise described below: (a) certain public information about the Purchaser must be available, (b) the sale must occur at least one year after the date the Restricted Securities were acquired by the Vendors, (c) the sale must be made in a brokers' transaction (as defined in section 4(4) of the 1933 Act) or directly with a market maker (as defined in section 3(a)(38) of the Securities Exchange Act of 1934), (d) the number of Shares sold must not exceed certain volume limitations, and (e) under certain circumstances, notice on Form 144 must be filed with the Security and Exchange Commission (the "SEC") and in certain cases transmitted to the principal exchange on which such securities are so admitted, prior to such sale;

          (vii) the Vendors acknowledge that in the event the applicable requirements of Rule 144 are not met, registration under the 1933 Act or compliance with another exemption from such registration will be required for any disposition of Restricted Securities, the Vendors understand that although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons or brokers who participate in the transactions do so at their own risk;

          (viii) the Vendors agree to comply in all respects with the provisions of this Section 3.1(vv)(viii). Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the 1933 Act covering the proposed transfer, the Vendors shall give written notice to the Purchaser of the Vendors' intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and, if the Purchaser so requests, shall be accompanied at the Vendors' expense either by (a) an opinion of legal counsel which shall be reasonably satisfactory to the Purchaser and its legal counsel, which opinion shall be addressed to the Purchaser, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the 1933 Act, or (b) a "no action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto;

          (ix) Legend on Certificates. The Vendors consent to the placement of a legend on the certificates for the Restricted Securities in substantially the following form:

                      THESE SHARES HAVE NOT BEEN REGISTERED UNDER
                      THE SECURITIES ACT OF 1933 ("1933 ACT"), AS
                      AMENDED, OR UNDER ANY STATE SECURITIES LAWS.

                      THESE SHARES MAY NOT BE SOLD, PLEDGED,
                      HYPOTHECATED OR OTHERWISE TRANSFERRED
                      WITHOUT REGISTRATION UNDER THE 1933 ACT
                      AND ANY APPLICABLE STATE SECURITIES LAW
                      UNLESS THE ISSUER RECEIVES AN OPINION
                      OF COUNSEL SATISFACTORY TO THE ISSUER
                      AND ITS COUNSEL THAT SUCH TRANSFER
                      DOES NOT REQUIRE REGISTRATION UNDER THE
                      1933 ACT OR ANY OTHER STATE SECURITIES
                      LAWS.

                 In addition to the legend required by this Section 3.1(vv)(ix), each certificate issued hereunder shall be stamped or otherwise imprinted with any legend required pursuant to applicable state corporation and securities laws.

          (x) Report of Initial Trade. The Vendors acknowledge that the Restricted Securities will be subject to a hold period under the Securities Act (British Columbia) and may not be traded in British Columbia until July 10, 2001, except as permitted by the Securities Act (British Columbia). The Vendors further acknowledge that in lieu of the Purchaser placing a legend on the certificates representing the Restricted Securities pursuant to section 132(2) of the Rules under the Securities Act (British Columbia), each Vendor must file a report with the British Columbia Securities Commission in the form attached as
                 Schedule 3.1(vv)(xi) hereto within 10 days of the initial trade of any Restricted Securities.

          (xi) Receipt of Information. The Vendors and their respective attorneys, accountants and other advisors (A) have received and reviewed this Agreement (including exhibits), the documents filed by the Purchaser with the SEC (the "Public Documents") including but not limited to the Public Documents attached hereto as Schedule 3.1(vv)(x) collectively, the "Certain Public Documents") which include the Purchaser's financial statements; and (B) have had access to, and an opportunity to review all documents and other materials requested of, the Purchaser; (C) have been given an opportunity to ask any and all questions of, and receive answers from, the Purchaser concerning the terms and conditions of the offering and to obtain all information the Vendors or their attorneys, accountants and other advisors believe necessary or appropriate to verify the accuracy of the information provided and to evaluate the suitability of an investment in the Restricted Securities; and (D) in evaluating the suitability of an investment in the Restricted Securities, have not relied upon any representations or other information (whether oral or written) other than as set forth herein or in the Public Documents;

          (xii) Brokers or Finders. The Vendors have not incurred, and will not incur directly or indirectly, any liability for brokerage or finders' or agents' commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. The Vendors hereby indemnify the Purchaser for any claims, losses, all expenses incurred by the Purchaser as a result of the representation in this Section 3.1(vv)(xii) being untrue;

          (xiii) Accredited Investor. Peyton is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by virtue of being either (i) an individual whose net worth, or joint net worth with that person's spouse, on the date hereof exceeds, and on the Closing Date will exceed, $1,000,000; or (ii) an individual who had income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. For purposes hereof, "individual income" means adjusted gross income as reported for federal income tax purposes, less any income attributable to the spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under
                 Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code. For purposes hereof, "net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities, including all home mortgages;

          (xiv) No Review. The Vendors acknowledge that no securities commission or similar regulatory authority has reviewed or passed on the merits of the Restricted Securities;

          (xv) No Insurance. The Vendors acknowledge that there is no government or other insurance covering the Restricted Securities;

          (xvi) Risks. The Vendors acknowledge that there are risks associated with an investment in the Restricted Securities;

          (xvii) Exemption From Prospectus Requirement. The Vendors acknowledge that the Purchaser has advised them that the Purchaser is relying on an exemption from the requirements to provide the Vendors with a prospectus and to distribute the Restricted Securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring the Restricted Securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to the Vendors;

          (xviii) Resale Restrictions. The Vendors acknowledge that, as provided for elsewhere in this Agreement, there are restrictions on each Vendors' ability to resell the Restricted Securities and it is the responsibility of each Vendor to find out what those restrictions are and to comply with them before selling the Restricted Securities; and

          (xix) Not Resident. The Vendors are not resident in British Columbia and are not acquiring the Restricted Securities for such residents.

     (ww) The Vendors acknowledge that the Purchaser has agreed to pay a finders' fee as disclosed in Section 3.3(d), 3.3(e), 3.3(f).

     (xx) None of the Vendors, the Corporation or any of their respective affiliates has taken or agreed to take any action that would prevent the acquisition of the Shares contemplated hereby from qualifying as a reorganization under Section 368(a)(1)(B) of the Code.

3.2       Survival of Vendors' Representations, Warranties and Covenants
          --------------------------------------------------------------

          The representations and warranties of the Vendors and the Corporation set forth in this Agreement shall survive the completion of the sale and purchase of the Shares herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Purchaser in accordance with the terms thereof for a period of three (3) years from the Closing Date.

3.3       Purchaser's Representations and Warranties
          ------------------------------------------

          The Purchaser represents and warrants to the Vendors that the following representations and warranties are true as of the date hereof and will be true as of the Time of Closing:

     (a) the Purchaser is a corporation duly incorporated, organized and subsisting under the laws of the Yukon;

     (b) the Purchaser has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by the Purchaser contemplated hereby;

     (c) the Purchaser is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the 1933 Act;

     (d) the Purchaser and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement other than a finder's fee in the amount equal to Three and One-Half Percent (3.5%) of the Purchase Price payable to Clifton Hammond of Omaha, Nebraska, payable in common shares in the capital stock of LML Payment Systems Inc. to be issued at an issue price per common share equal to the last sale price for the purchase of such common share as reported by NASDAQ on the day previous to the Closing Date and will indemnify and hold the Vendors harmless from any such payment alleged to be due by or through the Purchaser as a result of the actions of the Purchaser or its officers or agents;

     (e) to the Knowledge of the Purchaser, neither the Purchaser nor any of its affiliates has taken or agreed to take any action that would prevent the acquisition of the Shares contemplated hereby from qualifying as a reorganization under Section 368(a)(1)(B) of the Code;

     (f) immediately before the Closing, there are Fifteen Million Two Hundred and Thirty-Three Thousand Nine Hundred and Eighty-Seven (15,233,987) LML Shares issued and outstanding and after the transaction none of the Vendors, either individually or in the aggregate, shall own more than 5% of the Shares and more than 5% of the voting control of Purchaser;

     (g) for more than thirty-six (36) months before the Closing, Legacy Promotions Inc., a company incorporated under the laws of the Province of British Columbia, one of the provinces of Canada:

          (i)   has been a wholly-owned subsidiary of the Purchaser;

          (ii)  has had an office in Vancouver, British Columbia;

          (iii) has had no office or other place of business in the United States of America;

          (iv) has carried on for profit the business of licensing a trademark to a third party licensee on an arm's length basis; and

          at the Closing, neither the Purchaser nor Legacy Promotions Inc. have any intention of disposing of or discontinuing the business of Legacy Promotions Inc.;

     (h) at the Closing, the fair market value of the Purchaser will exceed the fair market value of the Corporation; and

     (i) all of the assets acquired by the Purchaser pursuant to the Material Acquisitions are used in the electronic payment processing business of the Purchaser and its subsidiaries and the principal purpose for the acquisition of those assets directly or indirectly by the Purchaser was not to satisfy any test contained in U.S. Treasury Regulation 1.367(a)-3.

3.4       Survival of Purchaser's Representations, Warranties and Covenants
          -----------------------------------------------------------------

          The representations and warranties of the Purchaser set forth in this Agreement shall survive the completion of the sale and purchase of the Shares herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Vendors in accordance with the terms thereof for a period of three (3) years from the Closing Date.


                              ARTICLE 4 - CLOSING
                              -------------------

 4.1      Closing
          -------

          The sale and purchase of the Shares shall be completed at the Time of Closing at the offices of Vendors' Counsel, The Esplanade, Tower B, Suite 720, 2525 E. Camelback Road, Phoenix, Arizona;

 4.2      Deliveries by the Vendors to the Purchaser
          ------------------------------------------

     (a) At the Closing, the Vendors shall deliver or cause to be delivered to the Purchaser the following:

          (i) duly executed certificate of the Secretary of the Corporation certifying the Articles of Incorporation and Bylaws of the Corporation, a copy of the resolution of the directors of the Corporation authorizing transfer of the Shares to the Purchaser and the incumbency and authority of the signatory of the Corporation to execute documents on behalf of the Corporation;

          (ii) a Certificate of Good Standing or evidence of such good standing of the Corporation from each state in which the nature of the Business or the location of its assets requires qualification;

          (iii) share certificates #3, #4 and #5 evidencing the Shares being purchased by the Purchaser duly endorsed for transfer, which shall be delivered free and clear of all liens, claims, charges and encumbrances;

          (iv) share certificate #6 evidencing that the Purchaser is the registered owner of Shares;

          (v) certified copy of the share register of the Corporation naming the Purchaser as registered holder of all the Shares;

          (vi) opinion of Vendors' Counsel, substantially in the form attached hereto as Schedule 4.2(a)(vi);

          (vii)  Employment Agreements between each of:

                 A.  Peyton;
                 B.  Bandiera; and
                 C.  Stenhjem;

                 substantially in the forms attached hereto as Schedules 4.2(a)(vii)A, B and C, respectively;

          (viii) Resignations of certain of the officers and directors of the Corporation requested by the Purchaser;

          (ix) the consent of the Auditor of the Corporation as to use of its audit report in public filings;

          (x) evidence satisfactory to the Purchaser of the accredited investor and sophisticated investor status of the Vendors; and

          (xi)   Releases of each of the Vendors in the forms attached as
                 Schedule 4.2(a)(xi).

4.3       Deliveries by the Purchaser to the Vendors
          ------------------------------------------

     (a) At the Closing, the Purchaser shall deliver or cause to be delivered to the Vendors the following:

          (i) certificate of the Secretary of the Purchaser certifying copies of the Board of Directors' resolutions and/or meeting minutes, evidencing authorization of the transaction contemplated herein and the incumbency and the authority of the signatory of the Purchaser to execute this Agreement;

          (ii) the Purchase Price payable by the Purchaser at the Closing to each of the Vendors by issuance of LML Shares in accordance with
                Section 2.1(b); and

          (iii) the Opinion of Purchaser's Counsel in the Yukon Territory.


                             ARTICLE 5 - COVENANTS
                             ---------------------

5.1       Taxes
          -----

          The Purchaser does not assume and shall not be liable for any taxes under the Code or any other taxes whatsoever which may be or become payable by the Corporation with respect to the income, business, properties and activities of the Corporation up to and including

                                      -26
the Closing Date or the Vendors including, without limitation, any taxes resulting from or arising as a consequence of:

     (a) the income earned by the Corporation up to and including the Closing Date, which the Vendors are liable to pay because of the S-Corporation designation of the Corporation; and

     (b) the sale by the Vendors to the Purchaser of the Shares herein contemplated;

and the Vendors shall jointly and severally indemnify and save harmless the Purchaser and the Corporation from and against all such taxes.

5.2       Registration of LML Shares
          --------------------------

     (a) If while the Vendors hold Restricted Securities, the Purchaser proposes to file a registration statement under the 1933 Act (a "Registration Statement") with respect to an underwritten Public offering of any class of equity securities for its own account (other than a registration statement (i) on Form F-4, F-8 or any successor form thereto or (ii filed solely in connection with an offering made solely to employees of the Purchaser), then the Purchaser will give written notice of such proposed filing to the Vendors at least thirty
          (30) days before the anticipated filing date. Such notice will set forth the aggregate number of securities proposed to be included in the registration and offer the Vendors the opportunity to register such amount of Restricted Securities (the "Registrable Securities") as each such holder may request (a "Piggyback Registration"). Subject to
          Section 5.2(b) hereof, the Purchaser will use its best efforts to include in each such Piggyback Registration all Registrable Securities with respect to which the Purchaser has received written requests for inclusion therein from any of the Vendors within fifteen (15) days after the mailing date of the notice. The Vendors will be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

     (b) The Purchaser will use its best efforts to cause the underwriters of a proposed underwritten offering to permit the Vendors to include in the Piggyback Registration all such Registrable Securities requested to be so included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver an opinion to the holders of Registrable Securities to the effect that the total amount of securities which such holders, the Purchaser and any other persons having rights to participate in such registration propose to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be included therein (x) for the account of the Vendors on the one hand (allocated pro rata among such holders on the basis of the amount of Registrable Securities requested to be included therein by each such holder), and
          (y) for the account of all other shareholders having rights to participate (exclusive of the Purchaser), on the other hand, will be reduced (to zero if necessary) pro rata in proportion to the respective amounts of securities requested to be included therein to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters.

     (c) In connection with the registration of the Registrable Securities pursuant to either Sections 5.2(a) or 5.2(b), the Vendors shall have the following obligations:

          (i) it shall be a condition precedent to the obligations of the Purchaser to take any action pursuant to this Agreement with respect to each Vendor that such Vendor shall furnish to the Purchaser such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Purchaser may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Purchaser shall notify each Vendor of the information the Purchaser requires from each such Vendor (the "Requested Information") in the case of a Registration Statement being prepared pursuant to this Section or if such Vendor elects to have any of such Vendor's Registrable Securities included in the Registration Statement in the case of a Registration Statement being prepared pursuant to this Section.

          (ii) Each Vendor by such Vendor's acceptance of the Registrable Securities agrees to cooperate with the Purchaser as reasonably requested by the Purchaser in connection with the preparation and filing of the Registration Statement hereunder, unless such Vendor has notified the Purchaser in writing of such Vendor's election to exclude all of such Vendor's Registrable Securities from the Registration Statement; and

          (iii) No Vendor may participate in any underwritten registration hereunder unless such Vendor (i) agrees to sell such Vendor's Registrable Securities on the basis provided in any underwriting arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting, except as provided in Section 5.2(d) below.

     (d) All expenses, other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 5.2(a) or 5.2(b), including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Purchaser and the Vendors, shall be borne by the Purchaser; provided, however, that the Purchaser shall only be required to bear the fees and out-of-pocket expenses of one legal counsel selected by the Vendors in connection with any such registration. Accordingly, any holder of Registrable Securities who desires separate counsel from the counsel selected by the Vendors shall bear the fees of his or its own counsel. Each Vendor shall bear the transfer taxes, if any, applicable to the sale of such Vendor's Registrable Securities.

5.3       Price Protection
          ----------------

          The Purchaser covenants and agrees that if, at any time during the first ninety (90) days that some or all of the LML Shares issued hereunder, by effluxion of time or otherwise may be resold pursuant to the provisions of applicable securities legislation, and any of the Vendors sells any such LML Shares through the facilities of NASDAQ at a price per LML Share that is less than the LML Share Closing Value, then, upon such Vendor supplying proof to the Purchaser of the relevant circumstances of such sale in form acceptable to the Purchaser, then the Purchaser shall issue additional LML Shares (the "Additional LML Shares") to such Vendor equal to the lesser of (A) the maximum number of shares that may be issued by the Purchaser without obtaining shareholder approval under the rules and regulations applicable to issuers listed on the NASDAQ small cap market and (B) the remainder obtained by subtracting (x) the number of LML Shares sold from (y) the product of (i) multiplying the number of LML Shares sold by (ii) the fraction in which the numerator is equal to the LML Share Closing Value and the denominator is equal to the price per LML Share obtained by such Vendor in such sale (the "Additional LML Shares Closing Value"). In the event such Additional LML Shares issued to the Vendors are not immediately free trading shares through the facilities of NASDAQ, at any time during the first ninety (90) days after some or all of the Additional LML Shares issued hereunder are, by effluxion of time or otherwise may be resold pursuant to the provisions of any applicable securities legislation, and any of the Vendors sells any such Additional LML Shares through the facilities of NASDAQ at a price per LML Share that is less than the Additional LML Share Closing Value, then, upon such Vendor supplying proof to the Purchaser of the relevant circumstances of such sale in form acceptable to the Purchaser, then the Purchaser shall issue additional LML Shares to such Vendor equal to lesser of
(A) the maximum number of shares that may be issued by the Purchaser without obtaining shareholder approval under the rules and regulations applicable to issuers listed on the NASDAQ small cap market and (B) the remainder obtained by subtracting (x) the number of Additional LML Shares sold (y) from the product of
(i) multiplying the number of Additional LML Shares sold by (ii) the fraction in which the numerator is equal to the Additional LML Share Closing Value and the denominator is equal to the price per LML Share obtained by such Vendor in such sale. Such treatment shall again continue for any further loss by Vendors.

5.4       Employees
          ---------

     (a) The Purchaser intends for the immediately foreseeable future to cause the Corporation to maintain the employment of all employees of the Corporation upon the Closing Date (collectively, the "Employees"), subject to Sections 5.4(f) and

          5.4(g), at the wage and benefit levels in existence on the Closing Date or as otherwise set forth on Schedule 3.1(ee). The Purchaser shall cause the Corporation to honor all Employees vacation, sick leave, cash bonus and similar bonuses, incentives and benefits properly accrued as of the Closing Date as set forth on Schedule 31(ee) and to continue to offer existing benefits for the immediately foreseeable future.

     (b) The Purchaser shall indemnify, defend and hold the Vendors harmless from liability, if any, resulting from the Corporation's failure after the Time of Closing to honor, continue and pay the accrued benefits and obligations described in this Section 5.4 or any failure to continue to offer any benefits as required by applicable federal, state and local law. In the event the termination of any Employee occurs after the Time of Closing or a dispute arises over the Corporation's failure to honor properly accrued vacation, sick leave, cash bonus, or any other bonuses or benefits after the Time of Closing, the Purchaser shall indemnify, defend and hold harmless the Vendors from all such liability.

     (c) The Vendors will pay and be liable to the Purchaser and its affiliates and shall indemnify and defend the Purchaser and its affiliates (EVEN IF THE PURCHASER OR ITS AFFILIATES ARE NEGLIGENT OR STRICTLY LIABLE) in respect of any and all losses, damages, liabilities, taxes, and sanctions that arise under Sections 106(b)(1) and 162(i)(2) of the Code, interest and penalties, costs and expenses (including, without limitation), disbursements and reasonable legal fees incurred in connection therewith and in seeking indemnification therefor and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment, or judgment imposed upon, incurred by, or assessed against the Purchaser or any of its Affiliates or any of their respective employees arising by reason of or relating to any failure to comply with the continuation health care coverage requirements of Section 162(k) of the Code and Sections 601 through 608 of the Employee Retirement Income Security Act of 1974 ("ERISA") which failure occurred with respect to any current or prior employee of the Corporation or any qualified beneficiary of such employee (as defined in Section 162(k)(7)(B) of the Code) on or prior to the Closing Date.

     (d) If any of the Employees who are employed by the Corporation after the Closing do not perform satisfactorily and their employment with the Corporation is terminated prior to the first anniversary of the Closing, then, subject to the following limitations, the Vendors will be liable for that portion of all severance amounts and/or damages for wrongful dismissal owing to such Employees which is based on their employment with the Corporation up to the time of the Closing. The Vendors will have no liability under this subparagraph if the employment of any such Employee is terminated due to disability and the amounts owing to such Employee are covered by insurance;

     (e) The Vendors will use good faith best efforts to encourage the Employees to continue employment in the Business following the Closing.

     (f) Notwithstanding anything contained in this Section 5.4, the Corporation shall not be required to continue the employment after Closing of any Employee who:

          (i) is not performing his or her job functions to the Corporation's reasonable satisfaction, or

          (ii) due to circumstances not foreseen at Closing, should not, in the sole discretion of management of the Corporation continue in the employment of the Corporation.

     (g) Notwithstanding anything contained in this Section 5.4, the continuing employment of Peyton, Stenhjem and Bandiera shall be governed by Employment Agreements in the form attached hereto, respectively, as
          Schedule 4.2(a)(vii)A, B and C.

     (h) This Section 5.4 shall not be construed to create a contract of employment for any Employee or to otherwise create any third party beneficiary rights for any Employee.

5.5       ABCO Markets, Inc.
          ------------------

          The Vendors will use their best efforts to do all things necessary or desirable in order to obtain from ABCO Markets, Inc. a clarification of the right, title and interest of the Corporation in REPS Software and the Costbook System Software in terms beneficial to the Purchaser.

5.6       Distributions before Closing
          ----------------------------

          The Purchaser, the Corporation and the Vendors covenant and agree that the Corporation may declare and pay dividends in cash and/or in kind from funds or other assets legally available for such distribution to the stockholders of the Corporation at any time before the Closing but it is expressly agreed that any such distribution by the Corporation shall not form any part of the purchase and sale of the Shares pursuant to the terms of this Agreement or the "plan of reorganization" affected hereby.


                          ARTICLE 6 - INDEMNIFICATION
                          ---------------------------

6.1       By the Vendors
          --------------

          Each of the Vendors shall jointly and severally indemnify, defend and hold harmless the Purchaser, and its parents, subsidiaries, officers, directors, employees, consultants, attorneys, insurers, affiliates and controlling persons (collectively, and including the Corporation and its subsidiaries after the Time of Closing, the "Purchaser Indemnified Parties") from and against any and all loss, damage, expense (including, without limitation, court costs, interest, penalties, reasonable legal fees and expenses), suit, action, claim, liability or obligation (collectively, "Losses") related to, caused by or arising from any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of the Vendors contained in this Agreement or any agreement ancillary hereto (an "Indemnification Claim"); provided, however, that the Vendors shall not have any obligation to indemnify the Purchaser or other Purchaser Indemnified Party from and against any Losses until the Purchaser or other Purchaser Indemnified Party has collectively suffered Losses by reason of all such breaches (or alleged breaches) in excess of a Twenty-Five Thousand ($25,000) Dollar aggregate threshold (in which case the Vendors will be jointly and severally obligated to indemnify the Purchaser from and against such Losses from the first dollar of such Losses resulting from, arising out of, or relating to an Indemnification Claim against the Vendors). In computing the extent of any Loss under this Agreement, the liability of the Vendors for the Indemnification Claim shall be taken into account, if appropriate.

6.2       By Purchaser
          ------------

     (a) The Purchaser shall indemnify, defend and hold harmless the Vendors from and against any and all Losses related to, caused by or arising from any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of the Purchaser contained in this Agreement; provided, however, and subject to Section 6.2(b), that the Purchaser shall not have any obligation to indemnify the Vendors from and against any Losses until the Vendors have collectively suffered Losses by reason of all such breaches (or alleged breaches) in excess of a Twenty-Five Thousand ($25,000) Dollar aggregate threshold (in which case the Purchaser will be obligated to indemnify the Vendors from the first dollar of such Losses resulting from, arising out of, or relating to an Indemnification Claim against the Vendors). In computing the extent of any Loss under this Agreement, the liability of the Purchaser for the Indemnification Claim shall be taken into account, if appropriate.

     (b) The Purchaser and the Vendors expressly acknowledge that the Twenty-Five Thousand ($25,000) Dollar limitation contemplated in Sections 6.1 and 6.2(a) is intended to restrict the number of small and potentially annoying and uneconomical claims to be made under the indemnification provisions of this Agreement. The Purchaser also agrees that such limitation is not appropriate and does not apply to any substantial continuing obligations of the Purchaser to the Vendors including, without limitation, any obligation of the Purchaser under any employment agreement to which any Vendor may be a party which is contemplated in this Agreement.

6.3       Indemnification Procedure
          -------------------------

     (a) Any party seeking indemnification must have a good faith belief that it is entitled to such indemnification and shall give prompt (and, in any event, within thirty (30) days after receipt of actual notice of the claim) written notice (in accordance with the provisions of Section 8.10 hereof) to the indemnifying party of the facts and circumstances giving rise to the claim, and the amount of the claim for which it is seeking indemnification. The indemnifying party shall be relieved of the duty to indemnify for any damages which are incurred as a result of the failure to give such notice within the time required by the preceding sentence, however, except for such reductions, the failure to provide such notice within the time required by the preceding sentence, without the incurrence of damages as a result, will not reduce such indemnification obligation. Such notice shall contain a description in reasonable detail of the basis for such claim for indemnification. With respect to any claim for which indemnification is sought, the party seeking indemnification has an obligation to exercise its best efforts to mitigate the amount of any such indemnification claim.

     (b) Any indemnifying party will have the right to defend the indemnified party against any third party claim with counsel of the indemnifying party's choice reasonably satisfactory to the indemnified party so long as (i) the indemnifying party notifies the indemnified party in writing within fifteen (15) days after the indemnified party has given notice of the third party claim that the indemnifying party will, subject to the limitation of this Agreement, indemnify the indemnified party from and against such claims, and (ii) the indemnifying party conducts the defense of such third party claim actively and diligently. The indemnified party may retain separate co-counsel at its sole cost and expense and participate in the defense of the third party claim. In addition, if a legitimate conflict of interests exists such that one firm of attorneys cannot ethically represent both the indemnified party and the indemnifying party or the counsel retained by the indemnifying party otherwise advises the indemnifying party that separate counsel should be obtained, then the indemnified party may select its own counsel with the reasonable fees and expenses thereof to be paid by the indemnifying party.

     (c) The indemnified party will not consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the indemnifying party (not to be delayed, conditioned or withheld unreasonably), and the indemnifying party will not consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the indemnified party (not to be delayed, conditioned or withheld unreasonably).

6.4       Maximum Amount of Indemnification Obligations
          ---------------------------------------------

          Notwithstanding anything in this Agreement to the contrary, the aggregate potential liability for a breach of this Agreement, or otherwise arising from the transaction contemplated hereby, including without limitation, any liability arising under Article 6 of this Agreement or other liability arising from breach of contract, indemnity claims, tort claims or otherwise, is expressly severally limited for each of the Vendors to his Sharing Percentage of the Purchase Price, except for Peyton, who shall be jointly and severally liable. The Vendors agree that Bandiera and Stenhjem shall each cease to be severally liable for any particular indemnification hereunder and become jointly and severally liable in respect thereof if the reason for such indemnification is solely the result of the acts of one (1) or more but not all of the Vendors' actions.


                            ARTICLE 7 - CONDITIONS
                            ----------------------

7.1       Conditions for the Benefit of the Purchaser
          -------------------------------------------

     (a) The sale by the Vendors and the purchase by the Purchaser of the Shares is subject to the following conditions which are for the exclusive benefit of the Purchaser to be performed or complied with at or prior to the Time of Closing:

          (i)   the representations and warranties of the Vendors set forth in
                Section 3.1 shall be correct at the Time of Closing with the same force and effect as if made at and as of such time;

          (ii) the Vendors shall have performed or complied with all the terms, covenants and conditions of this Agreement to be performed or complied with by the Vendors at or prior to the Time of Closing; and

          (iii) the Purchaser shall be furnished with such certificates, affidavits or statutory declarations of the Corporation and of the Vendors or of officers of the Corporation and of the Vendors as the Purchaser or the Purchaser's Counsel may deem reasonably necessary in order to establish that the terms, covenants and conditions contained in this Agreement have been performed or complied with by the Vendors or the Corporation, as the case may be, at or prior to the Time of Closing and that the representations and warranties of the Vendors herein are true and correct at the Time of Closing.

     (b) In case any term or covenant of the Vendors or condition to be performed or complied with for the benefit of the Purchaser at or prior to the Time of Closing shall not have been performed or complied with at or prior to the Time of Closing, the Purchaser may, without limiting any other right that the Purchaser may have, at its sole option, either:

          (i) rescind this Agreement by notice to the Vendors, and in such event the Purchaser shall be released from all obligations hereunder; or

          (ii) waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.

7.2       Conditions for the Benefit of the Vendors
          -----------------------------------------

     (a) The sale by the Vendors and the purchase by the Purchaser of the Shares is subject to the following conditions which are for the exclusive benefit of the Vendors to be performed or complied with at or prior to the Time of Closing:

          (i)   the representations and warranties of the Purchaser set forth in
                Section 3.3 shall be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

          (ii) the Purchaser shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Purchaser at or prior to the Time of Closing;

          (iii) the Vendors shall be furnished with such certificates, affidavits or statutory declarations of the Purchaser or of officers of the Purchaser as the Vendors or the Vendors' counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Purchaser at or prior to the Time of Closing have been performed and complied with and that the representations and warranties of the Purchaser herein given are true and correct at the Time of Closing; and

          (iv) that the Employment Agreements with each of the Vendors are signed and executed.

     (b) In case any term or covenant of the Purchaser or condition to be performed or complied with for the benefit of the Vendors at or prior to the Time of Closing shall not have been performed or complied with at or prior to the Time of Closing, the Vendors may, without limiting any other right that the Vendors may have, at its sole option, either:

          (i) rescind this Agreement by notice to the Purchaser, and in such event the Vendors shall be released from all obligations hereunder; or

          (ii) waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.

                              ARTICLE 8 - GENERAL
                              -------------------

8.1       Further Assurances
          ------------------

          Each of the Vendors, the Corporation and the Purchaser shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Closing Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

 8.2      Time of the Essence
          -------------------

          Time shall be of the essence of this Agreement.

 8.3      Commissions
          -----------

          The Vendors shall indemnify and save harmless the Purchaser from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any person in respect of the sale and purchase of the Shares, whether such person purports to act or have acted for the Vendors or the Corporation in connection with the sale of the Shares save and except the finders fee payable to Clifton Hammond, described in Section 3.3(b), 3.3(e), 3.3(f).

8.4       Legal Fees
          ----------

          Each of the parties hereto shall pay their respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred. However, it is understood that the audit fees incurred in connection with the preparation of the Financial Statements and the Interim Financial Statements are an expense of the Corporation.

8.5       Public Announcements
          --------------------

          No public announcement or press release concerning the sale and purchase of the Shares shall be made by the Vendors or the Corporation without the prior consent and approval of the Purchaser. The Purchaser will publish a press release concerning the sale and purchase of the Shares as required by law. The Purchaser will allow the Vendors to review such press release and will consider corrections thereto suggested by the Vendors but will not be bound to publish in such press release anything except as is finally determined in the sole discretion of the Purchaser.

8.6       Benefit of the Agreement
          ------------------------

          This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

8.7       Entire Agreement
          ----------------

          This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

8.8       Amendments and Waiver
          ---------------------

          No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

8.9       Assignment
          ----------

          This Agreement may not be assigned by the Vendors or the Corporation without the written consent of the Purchaser or by the Purchaser without the written consent of the Vendors.

8.10      Notices
          -------

          Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

               To the Vendors:

                    Robert E. Peyton
                    7417 E. Corrine Street
                    Scottsdale, Arizona
                    U.S.A.  85260

                    Fax No.: 480-443-0215

                    Joseph M. Bandiera
                    7349 W. Pershing Avenue
                    Peoria, Arizona
                    U.S.A.  85381

                    Fax No.: 623-487-3598

                    Peter D. Stenhjem
                    2041 E. Loma Vista
                    Tempe, Arizona
                    U.S.A.  85282

                    Fax No.: 480-449-0473

               With a copy to:

                    Ehmann & Hiller, P.C.
                    The Esplanade
                    Tower 8, Suite 720
                    2525 E. Camelback Road
                    Phoenix, Arizona
                    U.S.A.   85018-4229

                    Fax No.: 602-468-9775

                    Attention: John Daniels

               To the Purchaser and the Corporation:

                    LML Payment Systems Inc.
                    Suite 600
                    1330 Riverbend Drive
                    Dallas, Texas
                    U.S.A.  75247

                    Fax No.: (214) 678-2001

                    Attention:  President

                    With a copy to:

                    LML Payment Systems, Inc.
                    1680 - 1140 W. Pender St.
                    Vancouver, BC
                    Canada   V6E 4G1

                    Fax No.    (604)-689-4413

                    Attention:  Chief Executive Officer

                    With a copy to:

                    McCarthy Tetrault
                    P.O. Box 10424, Pacific Centre
                    Suite 1300, 777 Dunsmuir Street
                    Vancouver, British Columbia
                    Canada   V7Y 1K2

                    Fax No.: (604) 622-5716

                    Attention:  D. Anthony Knox

                    Munsch, Hardt, Kopf & Harr, P.C.
                    4000 Fountain Place
                    1445 Ross Avenue
                    Dallas, Texas
                    U.S.A.  75202-2790

                    Fax No.: (214) 855-7584

                    Attention:  Ted Benn

or to such other address, individual or electronic communication number as may be designated by notice given by either party to the other. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the seventh Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

8.11      Governing Law
          -------------

     (a) This Agreement shall be governed by, construed, enforced and interpreted in accordance with the laws of the State of Arizona and the laws of the United States of America applicable therein.

     (b) For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the State of Arizona and the courts of the State of Arizona shall have jurisdiction to entertain any action arising under this Agreement. The Vendors and the Purchaser each hereby attorns to the jurisdiction of the courts of the State of Arizona.

8.12      Severability
          ------------

          The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal and unenforceable provision deleted, and the validity, legality and unenforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

8.13      Counterparts and Facsimile Signatures
          -------------------------------------

          This Agreement may be executed in any number of counterparts with the same effect as if the parties had all signed the same document. All counterparts shall be construed together and shall constitute one instrument.
In making proof of this Agreement, it shall not be necessary to account for more than one counterpart executed by the party against whom enforcement is sought. Facsimile signatures are binding on the party providing the facsimile signature.

8.14      Construction
          ------------

          The parties acknowledge that each party and their counsel have had the opportunity to review and negotiate the terms and conditions of this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be construed against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.


         IN WITNESS WHEREOF the parties have executed this Agreement.


                                             LML PAYMENTS SYSTEMS INC.

                                             Per: ___________________________


                                                  ___________________________
                                                  Name:

                                                  ___________________________
                                                  Title:

                                  PHOENIX EPS, INC.

                                  Per: _______________________________


                                       _______________________________
                                       Name:

                                       _______________________________
                                       Title:


SIGNED, SEALED AND DELIVERED in the  )
presence of:                         )
                                     )
___________________________________  ) _______________________________
Witness                              ) ROBERT E. PEYTON
                                     )
___________________________________  ) _______________________________
Witness                              ) JOSEPH M. BANDIERA
                                     )
___________________________________  ) _______________________________
Witness                              ) PETER D. STENHJEM


                               TABLE OF CONTENTS

                           SHARE PURCHASE AGREEMENT


                          ARTICLE 1 - INTERPRETATION
                          --------------------------

1.1  Definitions.........................................................   2
     -----------
1.2  Headings............................................................   6
     --------
1.3  Extended Meanings...................................................   6
     -----------------
1.4  Accounting Principles...............................................   6
     ---------------------
1.5  Currency............................................................   6
     --------
1.6  Schedules...........................................................   6
     ---------

                         ARTICLE 2 - PURCHASE AND SALE
                         -----------------------------

2.1  Purchase and Sale and Purchase Price................................   7
     ------------------------------------

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

3.1  Vendors' Representations and Warranties.............................   8
     ---------------------------------------
3.2  Survival of Vendors' Representations, Warranties and Covenants......  23
     --------------------------------------------------------------
3.3  Purchaser's Representations and Warranties..........................  23
     ------------------------------------------
3.4  Survival of Purchaser's Representations, Warranties and Covenants...  25
     -----------------------------------------------------------------

                              ARTICLE 4 - CLOSING
                              -------------------

4.1  Closing.............................................................  25
     --------------------------------------------
4.2  Deliveries by the Vendors to the Purchaser..........................  25
     --------------------------------------------
4.3  Deliveries by the Purchaser to the Vendors..........................  26
     --------------------------------------------

                             ARTICLE 5 - COVENANTS
                             ---------------------

5.1  Taxes...............................................................  27
     -----
5.2  Registration of LML Shares..........................................  27
     --------------------------
5.3  Price Protection....................................................  29
     ----------------
5.4  Employees...........................................................  30
     ---------
5.5  ABCO Markets, Inc...................................................  31
     ------------------
5.6  Distributions before Closing........................................  31
     ----------------------------

                          ARTICLE 6 - INDEMNIFICATION
                          ---------------------------

6.1  By the Vendors......................................................  32
     --------------
6.2  By Purchaser........................................................  32
     ------------
6.3  Indemnification Procedure...........................................  33
     -------------------------
6.4  Maximum Amount of Indemnification Obligations.......................  34
     ---------------------------------------------

                             ARTICLE 7 - CONDITIONS
                             ----------------------

7.1  Conditions for the Benefit of the Purchaser.........................  34
     -------------------------------------------
7.2  Conditions for the Benefit of the Vendors...........................  35
     -----------------------------------------

                              ARTICLE 8 - GENERAL
                              -------------------

8.1  Further Assurances..................................................  36
     ------------------
8.2  Time of the Essence.................................................  36
     -------------------
8.3  Commissions.........................................................  36
     -----------
8.4  Legal Fees..........................................................  36
     ----------
8.5  Public Announcements................................................  36
     --------------------
8.6  Benefit of the Agreement............................................  37
     ------------------------
8.7  Entire Agreement....................................................  37
     ----------------
8.8  Amendments and Waiver...............................................  37
     ---------------------
8.9  Assignment..........................................................  37
     ----------
8.10 Notices.............................................................  37
     -------
8.11 Governing Law.......................................................  39
     -------------

8.12  Severability.......................................................  40
      ------------
8.13  Counterparts and Facsimile Signatures..............................  40
      -------------------------------------
8.14  Construction.......................................................  40
      ------------

                                     -iii-